SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 11, 2011
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)            (Zip Code)

 214-221-4610
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Extension of Asher-Menashe Petroleum Exploration License

On July 11, 2011, the Israeli Petroleum Commissioner notified Zion Oil & Gas, Inc. (the "Company" or “Zion”) that it was approving the Company’s request for a one-year extension on the Company’s Asher-Menashe License, extending the expiration date of the Asher-Menashe License to June 9, 2012.

The Company’s “Asher-Menashe License” covers an area of approximately 78,824 acres located on the Israeli coastal plain and the Mount Carmel range between Caesarea in the south and Haifa in the north.  The Asher-Menashe License had an initial three-year term that ran from June 10, 2007 through June 9, 2010, subsequently extended for an additional one-year period to June 9, 2011 and now extended for an additional one-year period through June 9, 2012. At the option of the Israeli Petroleum Commissioner, the Asher-Menashe License may be extended for additional one-year periods through 2014.

Under the terms of the Asher-Menashe License, as extended, Zion is required (i) to prepare an engineering analysis of the Elijah #3 well and examine the option of deepening the well or sidetracking therefrom and submit a summary report by December 1, 2011, (ii) to sign an agreement with an appropriate geological services provider to acquire approximately 10 kilometers of 2D seismic by December 1, 2011, (iii) to commence the seismic survey by February 1, 2012, (iv) to process and integrate the results of the new seismic survey with existing seismic lines and file a report with the Israeli Petroleum Commissioner by March 1, 2012, (v) to identify a new drilling prospect in the Asher-Menashe License area by April 1, 2012 that includes a description of the geological background, the purposes of the drilling  the petroleum system/s that are related therein and a geological forecast and engineering plan and (vi) to sign a drilling contract to drill by April 1, 2012 and to commence such drilling by June 1, 2012.

Under the terms of the extension, if the Company decides not to conduct any further drilling operations on the Elijah #3 well, then it is required to seal such well by June 1, 2012. The Company is also required to deposit with the Commissioner an irrevocable bank guarantee, valid to December 1, 2012, in the amount of $35,000 as a guarantee for damages that may occur as a result of sealing the well.

Attached, as Exhibit 10.1, is an English translation from the original Hebrew of the extension letter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Petroleum Exploration License No. 334/ “Asher-Menashe” Extension Letter (translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 12, 2011	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer